UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 6, 2007

                            DETTO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     333-100241                 01-656333
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)

14320 NE 21st Street, Bellevue, Washington                          98007
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 (Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (425) 201-5000

                                 Not applicable
                             -----------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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      This Form 8-K and other reports filed by Detto Technologies, Inc. ("Detto"
or the "Company") from time-to-time with the Securities and Exchange Commission (collectively, the "Filings") contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company's management, as well as estimates and assumptions made by the Company's management. When used in the Filings, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan" or the negative of those terms and similar expressions as they relate to the Company or the Company's management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of those risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

      As reported in a Form 8-K dated July 27, 2006, Detto had previously entered into a Credit Line Agreement (the "Credit Agreement") with Di Capital Investments ("Di Capital") pursuant to which Di Capital was to provide Detto with a non-revolving $3,000,000 line of credit that would expire on August 31, 2007. The interest rate on the line of credit was at LIBOR plus 5% per year, and its repayment was secured by a security interest in all of Detto's assets. In consideration for the Credit Agreement, Detto had issued to Di Capital a warrant to purchase up to 30,000,000 shares of the Company's common stock (the "Di Capital Warrant").

      On April 6, 2007, Detto entered into an Amended and Restated Credit Line Agreement (the "Amended Credit Agreement") with Di Capital and Stupar Holdings Corporation ("Stupar"). The effect of the Amended Credit Agreement was to replace the Credit Agreement and cancel the Di Capital Warrant. Pursuant to the Amended Credit Agreement, (i) Di Capital will provide Detto with a non-revolving $2,500,000 line of credit (of which approximately $1,395,000 has already been advanced pursuant to the Credit Agreement) and (ii) Stupar will provide Detto with a non-revolving $500,000 line of credit. Both lines of credit will expire on August 31, 2007. The interest rate on each line of credit is at LIBOR plus 5% per year, and their repayment is secured by a security interest in all of Detto's assets (as to which Stupar has first priority). In consideration for the Amended Credit Agreement, Detto (i) issued to Di Capital a warrant to purchase up to 25,000,000 shares of the Company's common stock and (ii) issued to Stupar a warrant to purchase up to 5,000,000 shares of the Company's common stock, in each case as described in Item 3.02 below.

      A current member of Detto's Board of Directors, Mr. Gualtiero Giori, has a material relationship with Di Capital. Di Capital is a controlling shareholder of the Company and Stupar is a substantial shareholder of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

      In connection with the Amended Credit Agreement, the Company (i) issued a warrant to Di Capital that entitles it to purchase from the Company up 25,000,000 shares of the Company's $.0001 par value common stock (the "Common Stock") at a purchase price of $0.10 per share and (ii) issued a warrant to Stupar that entitles it to purchase from the Company up 5,000,000 shares of the Company's Common Stock at a purchase price of $0.10 per share. Each warrant expires on April 6, 2012. Based on the sophistication of the warrant holders and the nature of the transaction, the issuances were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereunder.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DETTO TECHNOLOGIES, INC.

Date: April 11, 2007                    By: /s/ Larry Mana'o
                                            ------------------------------------
                                        Larry Mana'o, Co-Chief Executive Officer